Exhibit (d)(1)(xvi)
Schedule A to
Investment Management Agreement
Revised as of September 18, 2013

	Annual Fee Rate (stated as a
	percentage of the Fund’s
Fund	average daily net assets)	Effective Date
AllianzGI Behavioral Advantage Large Cap Fund	0.40%	9/1/11
AllianzGI Best Styles Global Equity Fund	0.30%	12/2/13
AllianzGI China Equity Fund	1.10%	6/4/10
AllianzGI Convertible Fund	0.57%	4/1/10
AllianzGI Disciplined Equity Fund	0.70%	7/15/08
AllianzGI Dynamic Emerging Multi-Asset Fund	0.90%	12/17/12
AllianzGI Global Allocation Fund	0.85%	4/20/09
AllianzGI Global Fundamental Strategy Fund	0.75%	7/1/2013
AllianzGI Global Growth Allocation Fund	0.85%	4/20/09
AllianzGI Global Managed Volatility Fund	0.45%	12/19/11
AllianzGI Global Water Fund	0.95%	3/31/08
AllianzGI High Yield Bond Fund	0.48%	4/1/10
AllianzGI International Small-Cap Fund	1.00%	4/1/10
AllianzGI Micro Cap Fund	1.25%	4/1/10
AllianzGI Multi-Asset Real Return Fund	0.75%	12/17/12
AllianzGI NFJ Emerging Markets Value Fund	1.00%	12/10/12
AllianzGI NFJ Global Dividend Value Fund	0.85%	5/27/09
AllianzGI NFJ International Small-Cap Value Fund	0.95%	6/1/12
AllianzGI NFJ International Value II Fund	0.80%	9/22/11
AllianzGI Redwood Fund	1.00%	12/27/10
AllianzGI Retirement 2015 Fund*	0.05%	9/1/11
AllianzGI Retirement 2020 Fund*	0.05%	9/1/11
AllianzGI Retirement 2025 Fund*	0.05%	12/19/11
AllianzGI Retirement 2030 Fund*	0.05%	9/1/11
AllianzGI Retirement 2035 Fund*	0.05%	12/19/11
AllianzGI Retirement 2040 Fund*	0.05%	9/1/11
AllianzGI Retirement 2045 Fund*	0.05%	12/19/11
AllianzGI Retirement 2050 Fund*	0.05%	9/1/11
AllianzGI Retirement 2055 Fund*	0.05%	12/19/11
AllianzGI Retirement Income Fund*	0.05%	9/1/11
AllianzGI Short Duration High Income Fund	0.48%	9/22/11
AllianzGI Structured Alpha Fund	1.25%	12/10/12
AllianzGI Ultra Micro Cap Fund	1.50%	4/1/10
AllianzGI U.S. Emerging Growth Fund	0.90%	4/1/10
AllianzGI U.S. Equity Hedged Fund	0.70%	12/10/12

*	Unitary Fee Fund
[Signature page follows.]
Schedule A to Investment Management Agreement

     IN WITNESS WHEREOF, ALLIANZ FUNDS MULTI-STRATEGY TRUST and ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC have each caused this Schedule A to the Investment Management Agreement to be signed in its behalf by its duly authorized representative, all as of the day and year first written above.

ALLIANZ FUNDS MULTI-STRATEGY TRUST
By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	President

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC
By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director
[Signature Page to Schedule A]